CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in Amendment No. 3 to the Registration Statement on Form S-4 of our report dated August 14, 1998 (except for the third paragraph of Note 6, as to which the date is December 15, 1998) relating to the financial statements of Baron Strategic Investment Fund, Ltd., and to all references to our firm appearing in such Registration Statement.



                                            RACHLIN COHEN & HOLTZ





Miami, Florida
February 11, 1999